Exhibit 99.1

Tuatara Capital Acquisition Corporation Announces Pricing of Upsized $175 Million Initial Public Offering

New York, New York – February 11, 2021 – Tuatara Capital Acquisition Corporation (the “Company”) announced today that it priced its initial public offering of 17,500,000 units at $10.00 per unit. The units are expected to be listed on The Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “TCACU” beginning on February 12, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on Nasdaq under the symbols “TCAC” and “TCACW,” respectively.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search for businesses in the cannabis industry that are compliant with all applicable laws and regulations. The management team includes Albert Foreman, the Company’s Chief Executive Officer and director, who is the co-founder, Managing Partner, and Chief Investment Officer of Tuatara Capital, L.P., a leading cannabis sector-focused private equity firm, and who guides the firm’s investment strategy in the cannabis sector; Mark Zittman, the Company’s Chief Operating Officer and director, who co-founded Tuatara Capital, L.P. and currently acts as a senior advisor; and Sergey Sherman, the Company’s Chief Financial Officer, who is a Managing Director at Tuatara Capital, L.P. and is responsible for all aspects of the investment process. The Company’s independent directors include Richard Taney, former co-founder and Chief Executive Officer of Curaleaf; Jeff Bornstein, former Vice Chairman and Chief Financial Officer of General Electric; and Aris Kekedjian, former head of Corporate Development and Chief Investment Officer of General Electric.

J.P. Morgan and BMO Capital Markets are acting as the joint book-running managers of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from J.P. Morgan Securities LLC at Attn: Equity Syndicate Desk, 383 Madison Avenue, New York, New York 10179, by fax at (212) 622-8358 and BMO Capital Markets Corp. at Attn: US Syndicate, 3 Times Square, 25th Floor, New York, New York 10036, by telephone at (866) 864-7760.

Registration statements relating to the securities became effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

For inquiries please contact: Sergey Sherman, Chief Financial Officer

Telephone: (917) 460-7680

Email: sergey@tuataraspac.com

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